UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 104, Lakewood, CO 80228-2039

(Address of principal executive offices)

1.720.458.1124

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	ACRG	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 1, 2026, American Clean Resources Group, Inc. (the "Company") received a non-binding letter of intent (the "Letter of Intent") from Elko Heat Company ("EHC"), pursuant to which EHC confirmed its commitment to use commercially reasonable good-faith efforts to arrange and provide up to $40 million of joint development capital. Under the Letter of Intent, EHC, acting in its corporate investing capacity, confirmed its commitment to use commercially reasonable good-faith efforts to arrange and provide up to $40,000,000 in joint development capital in support of the Company's pursuit of a Bureau of Land

Management Solar Energy Zone competitive lease and associated solar development activities under the active Plan of Development at the Company's Millers Property in Esmeralda County, Nevada (the "SEZ Acquisition").

The Letter of Intent is provided in connection with the Joint Exploration and Development Agreement dated June 9, 2026 between the Company and TRG Holdings, LLC covering the Millers Property (the "Millers JEDA") and, at the parties' election, in connection with a project-level special purpose vehicle formed pursuant to Section 7 of the Millers JEDA.

The Letter of Intent is not a binding commitment to lend or invest. Funding under the Letter of Intent is subject to customary and prudent closing conditions, including satisfactory completion of financial, legal, environmental, and regulatory due diligence; final approval by EHC's Investment Committee; the absence of any material adverse change; issuance of the applicable Bureau of Land Management Solar Energy Zone competitive lease or comparable authorization; and the negotiation and execution of mutually acceptable definitive documentation. There can be no assurance that any of these conditions will be satisfied or that the SEZ Acquisition will be consummated on the contemplated terms or at all.

On July 1, 2026, the Company issued a press release regarding the foregoing. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed 'filed' for purposes of Section 18 of the Securities Exchange Act of 1934.

Cautionary Statement Regarding Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements regarding the Company’s development plans for the Cross Caribou asset and the anticipated effect, timing, or outcome of the judicial review proceeding, are forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include the outcome of the judicial review and related administrative proceedings, the Company’s ability to consummate and integrate the previously disclosed acquisition, and other factors described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1.	Press Release.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLEAN RESOURCES GROUP, INC.

Date: July 7, 2026	By:	/s/ Tawana Bain
Tawana Bain
Chief Executive Officer

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